UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2023
Federal Home Loan Bank of Topeka
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(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2023, the Federal Home Loan Bank of Topeka ("FHLBank") announced that its Board of Directors has appointed Jeffrey B. Kuzbel as President and Chief Executive Officer (CEO) effective January 1, 2024. Mr. Kuzbel will succeed Mark E. Yardley, who has served as FHLBank’s President and CEO since January 2017, and notified the Board of Directors on June 23, 2023 of his plan to retire from FHLBank. Mr. Yardley will continue as non-executive Senior Advisor for FHLBank until February 1, 2024.

Mr. Kuzbel, age 57, currently serves as FHLBank’s Executive Vice President and Chief Financial Officer. He joined FHLBank as Senior Vice President and CFO in April 2021, and became Executive Vice President in January 2022. Prior to joining FHLBank, Mr. Kuzbel served 12 years at Capital One Financial, most recently as LIBOR Transition Executive. His roles at Capital One Financial also included Treasury & Balance Sheet Management CFO; Managing Vice President, Balance Sheet Management; Vice President Balance Sheet Strategy; and Senior Director, Treasury Finance & Analytics. Prior to his tenure at Capital One Financial, Mr. Kuzbel served as Lead Director – Market Risk Management for Freddie Mac as Vice President – Fixed Income Portfolio Management and Trading at Advanced Investment Management, Inc., and as Head of Investments at the Federal Home Loan Bank of Pittsburgh.

As FHLBank’s President and Chief Executive Officer, Mr. Kuzbel will be paid an annual base salary of $850,000 and will be eligible to earn annual and long-term incentive awards under the FHLBank’s Executive Incentive Compensation Plan, with his total base opportunity percentage pursuant to that plan established at 80 percent of his base salary. Mr. Kuzbel will also participate in FHLBank’s Change in Control Plan at the Tier 1 level and in FHLBank’s Executive Officer Severance Policy at the level of President and CEO. A description of other compensation and benefits provided or made available to Mr. Kuzbel may be found in “Item 11 – Executive Compensation” of FHLBank’s Annual Report on Form 10-K filed with the SEC on March 20, 2023.

Since January 1, 2022, except for compensation payable to Mr. Kuzbel in his capacity as an officer and employee of FHLBank, FHLBank has not engaged in any transactions with Mr. Kuzbel or any members of his immediate family that require disclosure under applicable rules and regulations. There are no family relationships between Mr. Kuzbel and any of FHLBank’s directors or executive officers, and there are no arrangements or understandings between Mr. Kuzbel and any other person pursuant to which he was selected as President and Chief Executive Officer of FHLBank.

Item 7.01 Regulation FD Disclosure.

A copy of FHLBank’s announcement to members regarding Mr. Yardley’s retirement date and Mr. Kuzbel’s appointment as President and CEO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K is being furnished and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"). It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the FHLBank that the information is material or complete.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index	Exhibit Description
99.1	Message to FHLBank members dated December 1, 2023 announcing Mr. Yardley’s retirement date and Mr. Kuzbel’s appointment as President and CEO.
104	Cover Page Interactive Data File embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 1, 2023	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Senior Vice President, Chief Legal and Ethics Officer, Corporate Secretary